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                                                                     EXHIBIT 3.6
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        VIRTUAL GAMING TECHNOLOGIES, INC.


         Virtual Gaming Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by resolution of the Board of Directors adopted by their unanimous written consent and consented to in writing by the majority stockholders of the Corporation, in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         II. Article 1.

         III. The Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                  "1. The name of the corporation is Virtgame.Com Corp."

         IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 25th day of August, 1999.

                                      VIRTUAL GAMING TECHNOLOGIES, INC.


                                      By: /S/ JOSEPH R. PARAVIA
                                        ----------------------------------------
                                              Joseph R. Paravia, President